UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 19, 2025

Date of Report (Date of earliest event reported)

Pitney Bowes Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

3001 Summer Street

Stamford, Connecticut 06926

(Address of principal executive offices, including zip code)

(203) 356-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1 par value per share	PBI	New York Stock Exchange
6.70% Notes due 2043	PBI.PRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter)or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2025, Pitney Bowes Inc. (the “Company”) announced that, effective May 22, 2025 (the “Effective Date”), the Board of Directors of the Company (the “Board”) has appointed Kurt Wolf as President and Chief Executive Officer of the Company.

There are no arrangements or understandings between Mr. Wolf and any person pursuant to which Mr. Wolf was selected as an officer, and no family relationships exist between Mr. Wolf and any director or executive officer of the Company. Mr. Wolf is party to a cooperation agreement, dated as of January 31, 2024, by and among the Company, Hestia Capital Partners, LP, Helios I, LP, Hestia Capital Partners GP, LLC and Hestia Capital Management, LLC, as described in the Company’s definitive proxy statement that was filed with the U.S. Securities and Exchange Commission on March 27, 2025 (the “2025 Proxy Statement”).

As of the Effective Date, Mr. Wolf resigned from his roles as Chair of the Executive Compensation Committee, Chair of the Value Enhancement Committee and a member of the Governance Committee. As of the Effective Date, Catherine Levene has been appointed as Chair of the Executive Compensation Committee and Paul Evans has been appointed as Chair of the Value Enhancement Committee.

On May 21, 2025, the Company also announced that, effective as of the Effective Date, Lance Rosenzweig will cease to serve as Chief Executive Officer of the Company and as a member of the Board and transition to a consultant role through September 21, 2025.

Biographical Information

Mr. Wolf, age 52, has served as a member of the Board since May 2023 and as Managing Member and Chief Investment Officer of Hestia Capital Management, LLC, a deep value hedge fund, since 2009. Prior to founding Hestia Capital Management, LLC, Mr. Wolf’s investment experience included time as an Analyst/Senior Analyst at Relational Investors and First Q Capital from 2007 until 2008, and as a co-Founding Partner at Lemhi Ventures from 2005 until 2007. His prior strategy and operating experiences include serving as a co-Founder and Director of Competitive Strategy at Definity Health and as a consultant with Braxton Associates/Deloitte Consulting, Boston Consulting Group (BCG), and the Lemhi Group. He was formerly a director of GameStop Corp. and Edgewater Technology, Inc.

Employment Letter with Mr. Wolf

In connection with his appointment as President and Chief Executive Officer, the Company provided an employment offer letter to Mr. Wolf describing the terms and conditions of his employment (the “Employment Letter”). Pursuant to the terms of the Employment Letter, effective as of the Effective Date, Mr. Wolf will be entitled to the following: (a) an annual base salary of $40,000, less applicable withholdings and other payroll deductions, (b) a target annual bonus of $500,000 (the “Target Bonus”), which may be earned based on achievement of applicable performance goals established by the Board in accordance with the Company’s Key Employees Incentive Plan (the “Incentive Plan”), subject to his continued employment with the Company through the date of payment and the terms and conditions of the Incentive Plan, and (c) eligibility for annual grants of long-term incentive (“LTI”) awards with an annual target opportunity of $3,000,000. The Employment Letter provides that Mr. Wolf’s 2025 LTI award will take the form of a grant of stock options (the “Options”) to be granted on the Effective Date. One-third of the Options will have an exercise price equal to each of $12.00, $14.00 and $16.00, respectively, and the Options will vest in equal installments on each of the first, second and third anniversaries of the grant date subject to Mr. Wolf’s continued employment as CEO through the applicable vesting date (provided that the Options will vest on certain qualifying terminations). The Options will expire on the fifth anniversary of the grant date, and will be subject to the terms and conditions of the Company’s 2024 Stock Plan and the applicable award agreement.

The foregoing description of the Employment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Letter and the award agreement for the Options, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Transition Agreement with Mr. Rosenzweig

On May 19, 2025, the Company entered into a transition agreement (the “Transition Agreement”) with Mr. Rosenzweig, pursuant to which, subject to a release of claims, he will receive benefits under the Company’s Severance Pay Plan comprising (i) cash severance equal to one and a half times his annual base salary (totaling $750,000), to be paid in installments on regular payroll dates and (ii) a lump sum pro-rata bonus in respect of the performance period commencing on his employment start date of October 25, 2024 (totaling $286,301.37). In addition, Mr. Rosenzweig will serve as a consultant to the Company from the Effective Date through September 21, 2025, during which time he will receive $50,000 per month for his services. If the Company terminates the consultancy prior to September 21, 2025 for any reason other than cause, the Company will continue to pay such amounts when they would have otherwise been paid, subject to the effectiveness of a release of claims. Mr. Rosenzweig’s equity awards that are unvested on the Effective Date will be treated in accordance with their terms as described in the 2025 Proxy Statement.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On May 21, 2025, the Company issued a press release announcing Mr. Wolf’s appointment as President and Chief Executive Officer and Mr. Rosenzweig’s transition to a consultant role. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Letter, dated as of May 21, 2025, between Pitney Bowes Inc. and Kurt Wolf.

10.2	Form of Stock Option Award Agreement under 2024 Stock Plan for Kurt Wolf.

10.3	Transition Agreement, dated as of May 19, 2025, between Pitney Bowes Inc. and Lance Rosenzweig.

99.1	Press Release of the Company dated May 21, 2025.

104	Cover Page Interactive Data File – the cover page from this Current Report on Form 8-K, formatted as Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

Date: May 22, 2025	By:	/s/ Lauren Freeman-Bosworth
	Name:	Lauren Freeman-Bosworth
	Title:	Executive Vice President, General Counsel and Corporate Secretary